Exhibit 10.3

U.S. Small Business Administration NOTE (SECURED DISASTER LOANS)	Date: 05.17.2020
Loan Amount: $150,000.00
Annual Interest Rate: 3.75%
SBA Loan# 7852037408	Application #3600041404

l.

PROMISE TO PAY: In return for a loan, Borrower promises to pay to the order of SBA the amount of one hundred and fifty thousand and 00/100 Dollars ($150,000.00), interest on the unpaid principal balance, and all other amounts required by this Note.

2.

DEFINITIONS: A) "Collateral" means any property taken as security for payment of this Note or any guarantee of this Note. B) "Guarantor" means each person or entity that signs a guarantee of payment of this Note. C) "Loan Documents" means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

3.

PAYMENT TERMS: Borrower must make all payments at the place SBA designates. Borrower may prepay this Note in part or in full at any time, without notice or penalty. Borrower must pay principal and interest payments of $731.00 every month beginning Twelve (12) months from the date of the Note. SBA will apply each installment payment first to pay interest accrued to the day SBA receives the payment and will then apply any remaining balance to reduce principal. All remaining principal and accrued interest is due and payable Thirty (30) years from the date of the Note.

4.

DEFAULT: Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower: A) Fails to comply with any provision of this Note, the Loan Authorization and Agreement, or other Loan Documents; B) Defaults on any other SBA loan; C) Sells or otherwise transfers , or does not preserve or account to SBA's satisfaction for, any of the Collateral or its proceeds; D) Does not disclose, or anyone acting on their behalf does not disclose, any material fact to SBA; E) Makes, or anyone acting on their behalf makes, a materially false or misleading representation to SBA; F) Defaults on any loan or agreement with another creditor, if SBA believes the default may materially affect Borrower's ability to pay this Note; G) Fails to pay any taxes when due; H) Becomes the subject of a proceeding under any bankruptcy or insolvency law; I) Has a receiver or liquidator appointed for any part of their business or property; J) Makes an assignment for the benefit of creditors; K) Has any adverse change in financial condition or business operation that SBA believes may materially affect Borrower' s ability to pay this Note; L) Dies; M) Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without SBA' s prior written consent; or, N) Becomes the subject of a civil or criminal action that SBA believes may materially affect Borrower's ability to pay this Note.

5.

SBA'S RIGHTS IF THERE IS A DEFAULT: Without notice or demand and without giving up any of its rights, SBA may: A) Require immediate payment of all amounts owing under this Note; B) Have recourse to collect all amounts owing from any Borrower or Guarantor (if any); C) File suit and obtain judgment; D) Take possession of any Collateral; or E) Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.

SBA'S GENERAL POWERS: Without notice and without Borrower's consent, SBA may: A) Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses; B) Collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If SBA incurs such expenses, it may demand immediate reimbursement from Borrower or add the expenses to the principal balance; C) Release anyone obligated to pay this Note ; D) Compromise, release, renew, extend or substitute any of the Collateral; and E) Take any action necessary to protect the Collateral or collect amounts owing on this Note.

SBA FORM 147 8 (5-00)

Exhibit 10.3

7.

FEDERAL LAW APPLIES: When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. SBA may use state or local procedures for filing papers, recording documents , giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penal ty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.

GENERAL PROVISIONS: A) All individuals and entities signing this Note are jointly and severally liable. B) Borrower waives all suretyship defenses. C) Borrower must sign all documents required at any time to comply with the Loan Documents and to enable SBA to acquire, perfect, or maintain SBA ' s liens on Collateral. D) SBA may exercise any of its rights separately or together, as many times and in any order it chooses. SBA may delay or forgo enforcing any of its rights without giving up any of them. E) Borrower may not use an oral statement of SBA to contradict or alter the written terms of this Note. F) If any part of this Note is unenforceable, all other parts remain in effect. G) To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment , demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that SBA did not obtain any guarantee; did not obtain , perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale . H) SBA may sell or otherwise transfer this Note.

9.

MISUSE OF LOAN FUNDS: Anyone who wrongfully misapplies any proceeds of the loan will be civilly liable to SBA for one and one- halftimes the proceeds disbursed, in addition to other remedies allowed by law.

10.	BORROWER'S NAME(S) AND SIGNATURE(S): By signing below, each individual or entity acknowledges and accepts personal obligation and full liability under the Note as Borrower.

ADOMANI, Inc.

James Reynolds, Owner/Officer

SBA FORM 147 8 (5-00)

DocuSign Envelope ID: FBD63BF7-2454-47EF-A01E-6A620ABF842D	Doc # L-01-0345415-01
SBA Loan #7852037408	Application #3600041404

SECURITY AGREEMENT

Read this document carefully. It grants the SBA a security interest (lien) in all the property described in paragraph 4.

This document is predated. DO NOT CHANGE THE DATE ON THIS DOCUMENT.

U.S. Small Business Administration SECURITY AGREEMENT

SBA Loan #:	7852037408
Borrower:	ADOMANI, Inc.
Secured Party:	The Small Business Administration, an Agency of the U.S. Government
Date:	05.17 .2020
Note Amount:	$150,000.00

1.	DEFINITIONS.

Unless otherwise specified, all terms used in this Agreement will have the meanings ascribed to them under the Official Text of the Uniform Commercial Code, as it may be amended from time to time, (" UCC" ). "SBA" means the Small Business Administration, an Agency of the U.S. Government.

2.	GRANT OF SECURITY INTEREST.

For value received, the Borrower grants to the Secured Party a security interest in the property described below in paragraph 4 (the "Collateral" ).

3.	OBLIGATIONS SECURED.

This Agreement secures the payment and performance of: (a) all obligations under a Note dated 05.17.2020, made by ADOMANI, Inc. , made payable to Secured Lender, in the amount of $150,000.00 (" Note"), including all costs and expenses (including reasonable attorney's fees), incurred by Secured Party in the disbursement, administration and collection of the loan evidenced by the Note; (b) all costs and expenses (including reasonable attorney ' s fees) , incurred by Secured Party in the protection , maintenance and enforcement of the security interest hereby granted; (c) all obligations of the Borrower in any other agreement relating to the Note; and (d) any modifications, renewals, refinancings , or extensions of the foregoing obligations.

4.	COLLATERAL DESCRIPTION.

The Collateral in which this security interest is granted includes the following property that Borrower now owns or shall acquire or create immediately upon the acquisition or creation thereof : all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort claims, (j) general intangibles, including payment intangibles and software and (k) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. The security interest Borrower grants includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto.

SBA Form 1059 (09-19) Previous Editions are obsolete.

5.	RESTRICTIONS ON COLLATERAL TRANSFER.

Borrower will not sell, lease , license or otherwise transfer (including by granting security interests, liens, or other encumbrances in) all or any part of the Collateral or Borrower' s interest in the Collateral without Secured Party's written or electronically communicated approval, except that Borrower may sell inventory in the ordinary course of business on customary terms. Borrower may collect and use amounts due on accounts and other rights to payment arising or created in the ordinary course of business, until notified otherwise by Secured Party in writing or by electronic communication.

6.	MAINTENANCE AND LOCATION OF COLLATERAL; INSPECTION; INSURANCE.

Borrower must promptly notify Secured Party by written or electronic communication of any change in location of the Collateral, specifying the new location. Borrower hereby grants to Secured Party the right to inspect the Collateral at all reasonable times and upon reasonable notice. Borrower must: (a) maintain the Collateral in  good condition; (b) pay promptly all taxes, judgments, or charges of any kind levied or assessed thereon ; (c) keep current all rent or mortgage payments due, if any, on premises where the Collateral is located; and (d) maintain hazard insurance on the Collateral, with an insurance company and in an amount approved by Secured Party (but in no event less than the replacement cost of that Collateral), and including such terms as Secured Party may require including a Lender' s Loss Payable Clause in favor of Secured Party. Borrower hereby assigns to Secured Party any proceeds of such policies and all unearned premiums thereon and authorizes and empowers Secured Party to collect such sums and to execute and endorse in Borrower's name all proofs of loss, drafts, checks and any other documents necessary for Secured Party to obtain such payments.

7.	CHANGES TO BORROWER'S LEGAL STRUCTURE, PLACE OF BUSINESS, JURISDICTION OF ORGANIZATION, OR NAME.

Borrower must notify Secured Party by written or electronic communication not less than 30 days before taking any of the following actions: (a) changing or reorganizing the type of organization or form under which it does business; (b) moving, changing its place of business or adding a place of business; (c) changing its jurisdiction of organization; or (d) changing its name. Borrower will pay for the preparation and filing of all documents Secured Party deems necessary to maintain, perfect and continue the perfection of Secured Party 's security interest in the event of any such change.

8.	PERFECTION OF SECURITY INTEREST.

Borrower consents, without further notice, to Secured Party's filing or recording of any documents necessary to perfect, continue, amend or terminate its security interest. Upon request of Secured Party, Borrower must sign or otherwise authenticate all documents that Secured Party deems necessary at any time to allow Secured Party to acquire, perfect , continue or amend its security interest in the Collateral. Borrower will pay the filing and recording costs of any documents relating to Secured Party's security interest. Borrower ratifies all previous filings and recordings, including financing statements and notations on certificates of title. Borrower will cooperate with Secured Party in obtaining a Control Agreement satisfactory to Secured Party with respect to any Deposit Accounts or Investment Property, or in otherwise obtaining control or possession of that or any other Collateral.

9.	DEFAULT.

Borrower is in default under this Agreement if: (a) Borrower fails to pay, perform or otherwise comply with any provision of this Agreement; (b) Borrower makes any materially false representation, warranty or certification in, or in connection with, this Agreement, the Note, or any other agreement related to the Note or this Agreement ; (c) another secured party or judgment creditor exercises its rights against the Collateral; or (d) an event defined as a "default" under the Obligations occurs. In the event of default and if Secured Party requests, Borrower must assemble and make available all Collateral at a place and time designated by Secured Party. Upon default and at any time thereafter, Secured Party may declare all Obligations secured hereby immediately due and payable, and, in its sole discretion , may proceed to enforce payment of same and exercise any of the rights and remedies available to a secured party by law including those available to it under Article 9 of the UCC that is in effect in the jurisdiction where Borrower or the Collateral is located. Unless otherwise required under applicable law, Secured Party has no obligation to clean or otherwise prepare the Collateral for sale or other disposition and Borrower waives any right it may have to require Secured Party to enforce the security interest or payment or performance of the Obligations against any other person.

SBA Form 1059 (09-19) Previous Editions are obsolete.

10.	FEDERAL RIGHTS.

When SBA is the holder of the Note, this Agreement will be construed and enforced under federal law, including SBA regulations. Secured Party or SBA may use state or local procedures for filing papers, recording documents, giving notice, enforcing security interests or liens, and for any other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax or liability. As to this Agreement, Borrower may not claim or assert any local or state law against SBA to deny any obligation, defeat any claim of SBA, or preempt federal law.

11.	GOVERNING LAW.

Unless SBA is the holder of the Note, in which case federal law will govern, Borrower and Secured Party agree that this Agreement will be governed by the laws of the jurisdiction where the Borrower is located, including the UCC as in effect in such jurisdiction and without reference to its conflicts of laws principles.

12.	SECURED PARTY RIGHTS.

All rights conferred in this Agreement on Secured Party are in addition to those granted to it by law, and all rights are cumulative and may be exercised simultaneously. Failure of Secured Party to enforce any rights or remedies will not constitute an estoppel or waiver of Secured Party' s ability to exercise such rights or remedies. Unless otherwise required under applicable law, Secured Party is not liable for any loss or damage to Collateral in its possession or under its control, nor will such loss or damage reduce or discharge the Obligations that are due, even if Secured Party' s actions or inactions caused or in any way contributed to such loss or damage.

13.	SEVERABILITY.

If any provision of this Agreement is unenforceable, all other provisions remain in effect.

14.	BORROWER CERTIFICATIONS.

Borrower certifies that: (a) its Name (or Names) as stated above is correct; (b) all Collateral is owned or titled in the Borrower's name and not in the name of any other organization or individual; (c) Borrower has the legal authority to grant the security interest in the Collateral; (d) Borrower's ownership in or title to the Collateral is free of all adverse claims, liens, or security interests (unless expressly permitted by Secured Party); (e) none of the Obligations are or will be primarily for personal, family or household purposes; (f) none of the Collateral is or will be used, or has been or will be bought primarily for personal, family or household purposes; (g) Borrower has read and understands the meaning and effect of all terms of this Agreement.

15.	BORROWER NAME(S) AND SIGNATURE(S).

By signing or otherwise authenticating below, each individual and each organization becomes jointly and severally obligated as a Borrower under this Agreement.

ADOMANI, Inc.
	Date:	05.17.2020
James Reynolds, Owner/Officer

SBA Form 1059 (09-19) Previous Editions are obsolete.